EXHIBIT 99.1

Earnings Press Release dated January 22, 2009

INVESTOR CONTACT:	Jared Shaw
Investor Relations
203.338.4130
jared.shaw@peoples.com

MEDIA CONTACT:	Brent DiGiorgio
Corporate Communications
203.338.3135
brent.digiorgio@peoples.com

FOR IMMEDIATE RELEASE

JANUARY 22, 2009

PEOPLE’S UNITED FINANCIAL REPORTS FOURTH QUARTER

EARNINGS OF $35 MILLION OR $0.11 PER SHARE

2008 Results Characterized by Solid Asset Quality and Strong Capital Position

BRIDGEPORT, CT. – People’s United Financial, Inc. (NASDAQ: PBCT) today announced net income of $35.4 million, or $0.11 per share, for the fourth quarter of 2008, compared to $46.0 million, or $0.14 per share, for the third quarter of 2008 and $46.0 million, or $0.16 per share, for the fourth quarter of 2007. Fourth quarter 2008 earnings reflect stable asset quality and, as anticipated, continued margin pressure as a result of the historically low interest rate environment.

For the year ended December 31, 2008, net income totaled $139.5 million, or $0.42 per share, compared to $150.7 million, or $0.52 per share, for 2007. Included in the 2008 results are merger-related expenses of $41.0 million, other one-time charges totaling $14.8 million and a $6.9 million gain related to the Visa, Inc. initial public offering. The net impact of these items reduced 2008 net income by $33.2 million, or $0.10 per share. Results for 2007 included the $60.0 million contribution to The People’s United Community Foundation, which had the effect of reducing net income in 2007 by $39.6 million, or $0.13 per share. Excluding the effect of these items from the respective year’s results, earnings would have been $172.7 million, or $0.52 per share, in 2008, compared to $190.3 million, or $0.65 per share, in 2007.

People’s United Financial completed its acquisition of Chittenden Corporation on January 1, 2008. Accordingly, People’s United Financial’s 2007 fourth quarter and full-year results do not include the results of Chittenden Corporation and therefore, are not directly comparable to the 2008 results.

For the fourth quarter of 2008, return on average tangible assets was 0.76 percent and return on average tangible stockholders’ equity was 3.8 percent, compared to 0.99 percent and 5.0 percent, respectively, for the third quarter of 2008.

The Board of Directors of People’s United Financial declared a $0.15 per share quarterly dividend, payable February 15, 2009 to shareholders of record on February 1, 2009. Based on the closing stock price on January 21, 2009, the dividend yield on People’s United Financial common stock is 3.5 percent.

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People’s United Financial, Inc. Reports 4Q Earnings

President and Chief Executive Officer, Philip R. Sherringham stated, “2008 was a significant and evolutionary year for the bank. Beginning with closing the Chittenden acquisition on January 1, 2008 and ending with the consolidation of the six Chittenden bank separate charters into People’s United Bank on January 1, 2009, the past twelve months changed the company and positioned us as the premier New England-based regional bank franchise. Our performance throughout 2008 reflects our fortress balance sheet, strong asset quality and our strategic decision to value the security of our excess capital over the potential to increase short-term earnings at the risk of future impairment. In fact, the strength of our balance sheet and stable asset quality have clearly differentiated us in the wake of the ongoing economic and financial sector turmoil.”

Sherringham continued, “While our strategic focus remains on growth through acquisitions, we continue to invest in our commercial, retail banking and wealth management businesses throughout New England. We remain steadfastly committed to our goal of enhancing our premier regional banking franchise. The strength of our capital and liquidity positions, asset quality and earnings, as well as the fact that our balance sheet continues to be funded almost entirely by deposits and stockholders’ equity, set us apart from most in the industry, particularly given the many challenges of today’s environment.”

Commenting on acquisitions, Sherringham added, “We continue to weigh all of our options in determining the most attractive use of our capital to deliver long-term shareholder value. At the present time, we still feel it is best to exercise patience as we work toward identifying and executing a well-priced acquisition that will enhance the long-term profitability of the company. In addition, we remain firmly committed to our dividend and feel that it continues to be an appropriate avenue to enhance shareholder returns.”

“Key drivers of the company’s performance this quarter were continued strong asset quality, a relatively stable net interest margin and healthy loan growth across our core lending businesses,” said Paul D. Burner, Senior Executive Vice President and Chief Financial Officer. “As expected, the net interest margin decreased slightly from the third quarter of 2008 and was essentially flat with the second quarter of 2008, reflecting the benefits from disciplined loan and deposit pricing that partially offset the decline in interest rates throughout 2008. Average commercial banking loans, excluding shared national credits, increased $155 million, or 8 percent annualized, while our home equity loan portfolio increased $99 million, or 22 percent annualized, from the third quarter of 2008.”

Commenting on asset quality, Burner stated, “We are very pleased that our disciplined underwriting standards have resulted in consistent asset quality results, most notably our low levels of loan charge-offs and stability in non-performing assets in this challenging economic environment. Remarkably, for the full year, net loan charge-offs as a percent of average loans were at the same low level of 0.10 percent in both 2008 and 2007.”

Fourth quarter net loan charge-offs totaled $5.7 million compared to $4.0 million in the third quarter of 2008. Net loan charge-offs as a percent of average loans on an annualized basis were 0.16 percent in the fourth quarter of 2008 compared to 0.11 percent in that year’s third quarter. The provision for loan losses in the fourth quarter of 2008 reflects a $3.0 million increase in the allowance for loan losses to $157.5 million at December 31, 2008.

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People’s United Financial, Inc. Reports 4Q Earnings

Non-performing loans decreased $0.8 million from September 30, 2008 to $84.3 million at December 31, 2008. The ratio of non-performing loans to total loans was 0.58 percent at December 31, 2008 compared to 0.59 percent at September 30, 2008. At December 31, 2008, non-performing assets totaled $93.7 million, a $2.3 million increase from September 30, 2008. Non-performing assets equaled 0.64 percent of total loans, REO and repossessed assets, unchanged from September 30, 2008. At December 31, 2008, the allowance for loan losses as a percentage of total loans was 1.08 percent and as a percentage of non-performing loans was 187 percent, compared to 1.08 percent and 182 percent, respectively, at September 30, 2008.

Conference Call

On January 23, 2009, at 11 a.m., Eastern Time, People’s United Financial will host a conference call to discuss this earnings announcement. The call may be heard through www.peoples.com by selecting “Investor Relations” in the “About People’s” section on the home page, and then selecting “Conference Calls” in the “News and Events” section. Additional materials relating to the call may also be accessed at People’s United Bank’s web site. The call will be archived on the web site and available for approximately 90 days.

First Quarter Earnings Release

People’s United Financial expects to release its first quarter 2009 earnings on April 16, 2009.

Selected Financial Terms

In addition to evaluating People’s United Financial’s results of operations in accordance with generally accepted accounting principles (“GAAP”), management routinely supplements this evaluation with an analysis of certain non-GAAP financial measures, such as the efficiency ratio. Management believes this non-GAAP financial measure provides information useful to investors in understanding People’s United Financial’s underlying operating performance and trends, and facilitates comparisons with the performance of other banks and thrifts. Further, the efficiency ratio is used by management in its assessment of financial performance specifically as it relates to non-interest expense control.

The efficiency ratio, which represents an approximate measure of the cost required by People’s United Financial to generate a dollar of revenue, is the ratio of total non-interest expense (excluding goodwill impairment charges, amortization of acquisition-related intangibles and fair value adjustments, losses on real estate assets and nonrecurring expenses) to net interest income on a fully taxable equivalent basis (excluding fair value adjustments) plus total non-interest income (including the fully taxable equivalent adjustment on bank-owned life insurance income, and excluding gains and losses on sales of assets, other than residential mortgage loans, and nonrecurring income). People’s United Financial generally considers an item of income or expense to be nonrecurring if it is not similar to an item of income or expense of a type incurred within the last two years and is not similar to an item of income or expense of a type reasonably expected to be incurred within the following two years.

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People’s United Financial, Inc. Reports 4Q Earnings

4Q 2008 Financial Highlights

Summary

•	Net income totaled $35.4 million, or $0.11 per share.

•	Net interest income on a fully taxable equivalent basis totaled $154.3 million.

•	Net interest margin decreased 16 basis points from 3Q08 to 3.55%.

•	Provision for loan losses totaled $8.7 million.

•	Net loan charge-offs totaled $5.7 million in 4Q08 compared to $4.0 million in 3Q08.

•	The allowance for loan losses was increased by $3.0 million in 4Q08 from 3Q08 levels.

•	Non-interest income totaled $73.7 million.

•	Other non-interest income includes gains totaling $4.0 million from the sale of (i) mortgage servicing rights and (ii) two branches located in northern New England.

•	Non-interest expense totaled $165.5 million.

•	Other non-interest expense includes one-time items netting to $2.9 million.

•	Effective income tax rate was 33.0%.

Commercial Banking

•	Average commercial banking loans, excluding shared national credits, increased $155 million, or 8% annualized, from 3Q08 to $8.3 billion.

•	Commercial banking non-performing assets totaled $62.9 million, a $1.4 million decrease from September 30, 2008.

•	The ratio of commercial banking non-performing loans to total commercial banking loans was 0.62% at December 31, 2008 compared to 0.68% at September 30, 2008.

•	Net loan charge-offs totaled $3.2 million, or 0.14% annualized, of average commercial banking loans.

Retail & Small Business Banking

•	Average residential mortgage loans totaled $3.2 billion, a $171 million decrease from 3Q08, reflecting People’s United Financial’s strategy to sell essentially all newly-originated loans.

•	Average home equity loans increased $99 million, or 22% annualized, from 3Q08 to $1.9 billion.

•	Average indirect auto loans totaled $0.2 billion, unchanged from 3Q08.

•	Home equity net loan charge-offs totaled $0.3 million, or 0.07% annualized, of average home equity loans.

•	Indirect auto net loan charge-offs totaled $0.8 million, or 1.47% annualized, of average indirect auto loans.

Wealth Management

•	Wealth Management income declined $1.7 million from 3Q08, primarily reflecting market weakness and the economic environment.

•	Assets under custody and management totaled $9 billion.

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People’s United Financial, Inc. Reports 4Q Earnings

People’s United Financial, a diversified financial services company with $20 billion in assets, provides commercial banking, retail and small business banking, and wealth management services through a network of more than 300 branches in Connecticut, Vermont, New Hampshire, Maine, Massachusetts and New York. Through its subsidiaries, People’s United Financial provides equipment financing, asset management, brokerage and financial advisory services, and insurance services.

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Certain statements contained in this release are forward-looking in nature. These include all statements about People’s United Financial’s plans, objectives, expectations and other statements that are not historical facts, and usually use words such as “expect,” “anticipate,” “believe” and similar expressions. Such statements represent management’s current beliefs, based upon information available at the time the statements are made, with regard to the matters addressed. All forward-looking statements are subject to risks and uncertainties that could cause People’s United Financial’s actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors of particular importance to People’s United Financial include, but are not limited to: (1) changes in general, national or regional economic conditions; (2) changes in interest rates; (3) changes in loan default and charge-off rates; (4) changes in deposit levels; (5) changes in levels of income and expense in non-interest income and expense related activities; (6) residential mortgage and secondary market activity; (7) changes in accounting and regulatory guidance applicable to banks; (8) price levels and conditions in the public securities markets generally; (9) competition and its effect on pricing, spending, third-party relationships and revenues; and (10) the successful integration of Chittenden Corporation. People’s United Financial does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Access Information About People’s United Financial on the World Wide Web at www.peoples.com.

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People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS

People’s United Financial, Inc. acquired Chittenden Corporation on January 1, 2008. The acquisition was accounted for using the purchase method of accounting. Accordingly, financial data for periods prior to the acquisition date do not include Chittenden Corporation.

	Three Months Ended
(dollars in millions, except per share data)	Dec. 31, 2008	Sept. 30, 2008	June 30, 2008	March 31, 2008	Dec. 31, 2007
Operating Data:
Net interest income	$153.3	$159.8	$157.0	$166.3	$125.0
Provision for loan losses (1)	8.7	6.8	2.4	8.3	2.9
Non-interest income	73.7	74.2	73.4	82.3	46.1
Non-interest expense (2)	165.5	158.7	162.9	219.2	100.0
Income from continuing operations	35.4	46.0	43.0	15.1	45.7
Income from discontinued operations	—	—	—	—	0.3
Net income	35.4	46.0	43.0	15.1	46.0

Selected Statistical Data:
Net interest margin (3)	3.55%	3.71%	3.56%	3.67%	4.01%
Return on average assets (3)	0.71	0.92	0.84	0.29	1.37
Return on average tangible assets (3)	0.76	0.99	0.91	0.31	1.38
Return on average stockholders’ equity (3)	2.7	3.5	3.3	1.2	4.1
Return on average tangible stockholders’ equity (3)	3.8	5.0	4.7	1.6	4.2
Efficiency ratio	69.0	64.9	66.3	65.0	57.4

Per Common Share Data:
Diluted earnings per share	$0.11	$0.14	$0.13	$0.05	$0.16
Dividends paid per share	0.15	0.15	0.15	0.13	0.13
Dividend payout ratio	141.8%	108.7%	116.1%	293.0%	83.2%
Book value (end of period)	$15.45	$15.65	$15.63	$15.70	$15.43
Tangible book value (end of period)	10.87	11.06	11.00	11.08	15.07
Stock price:
High	20.15	21.76	18.52	18.25	18.60
Low	14.75	13.92	15.52	14.29	15.83
Close (end of period)	17.83	19.25	15.60	17.31	17.80
Average diluted common shares outstanding (in millions)	332.33	331.32	330.19	329.20	286.60

(1)	Includes a $4.5 million provision for the three months ended March 31, 2008 to align allowance for loan losses methodologies across the combined organization following the acquisition of Chittenden Corporation.
(2)	Includes merger-related expenses of $36.5 million and other one-time charges of $14.8 million for the three months ended March 31, 2008.
(3)	Annualized.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS—Continued

	Twelve Months Ended
(dollars in millions, except per share data)	Dec. 31, 2008	Dec. 31, 2007

Operating Data:
Net interest income	$636.4	$486.6
Provision for loan losses	26.2	8.0
Non-interest income	303.6	185.4
Non-interest expense (1)	706.3	439.3
Income from continuing operations	139.5	149.2
Income from discontinued operations, net of tax	—	1.5
Net income	139.5	150.7

Selected Statistical Data:
Net interest margin	3.62%	4.12%
Return on average assets	0.68	1.18
Return on average tangible assets	0.74	1.19
Return on average stockholders’ equity	2.7	4.2
Return on average tangible stockholders’ equity	3.8	4.3
Efficiency ratio	66.3	56.1

Per Common Share Data:
Diluted earnings per share	$0.42	$0.52
Dividends paid per share	0.58	0.52
Dividend payout ratio (2)	139.4%	87.0%
Book value (end of period)	$15.45	$15.43
Tangible book value (end of period)	10.87	15.07
Stock price:
High	21.76	22.81
Low	13.92	14.78
Close (end of period)	17.83	17.80
Average diluted shares outstanding (in millions)	330.75	292.27

(1)	Includes $51.3 million of merger-related expenses and other one-time charges in 2008 and the $60.0 million contribution to The People’s United Community Foundation in 2007.
(2)	Dividend payout ratio in 2007 reflects the waiver of dividends on the substantial majority of the common shares owned by People’s Mutual Holdings prior to completing the second-step conversion in April 2007.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS—Continued

	As of and for the Three Months Ended
(dollars in millions)	Dec. 31, 2008	Sept. 30, 2008	June 30, 2008	March 31, 2008	Dec. 31, 2007
Financial Condition Data:
General:
Total assets	$20,168	$20,042	$20,392	$21,107	$13,555
Loans	14,566	14,331	14,366	14,492	8,950
Short-term investments (1)	1,139	2,534	2,265	2,756	3,516
Securities	1,902	428	866	976	61
Allowance for loan losses	158	155	152	152	73
Goodwill and other acquisition-related intangibles	1,536	1,537	1,541	1,536	104
Deposits	14,269	14,152	14,532	15,160	8,881
Borrowings	188	152	144	148	—
Subordinated notes	181	180	180	180	65
Stockholders’ equity	5,176	5,239	5,211	5,219	4,445
Non-performing assets	94	91	86	67	26
Net loan charge-offs	5.7	4.0	2.4	2.8	3.7

Average Balances:
Loans	$14,371	$14,310	$14,425	$14,537	$8,869
Short-term investments (1)	1,610	2,325	2,433	2,666	3,551
Securities	1,393	715	907	1,020	64
Total earning assets	17,374	17,350	17,765	18,223	12,484
Total assets	20,057	20,057	20,492	20,893	13,446
Deposits	14,117	14,193	14,613	14,952	8,753
Total funding liabilities	14,479	14,520	14,939	15,296	8,818
Stockholders’ equity	5,230	5,204	5,202	5,214	4,439

Ratios:
Net loan charge-offs to average loans (annualized)	0.16%	0.11%	0.07%	0.08%	0.17%
Non-performing assets to total loans, REO and repossessed assets	0.64	0.64	0.60	0.46	0.29
Allowance for loan losses to non-performing loans	186.8	181.6	182.6	244.3	357.8
Allowance for loan losses to total loans	1.08	1.08	1.06	1.05	0.81
Average stockholders’ equity to average total assets	26.1	25.9	25.4	25.0	33.0
Stockholders’ equity to total assets	25.7	26.1	25.6	24.7	32.8
Tangible stockholders’ equity to tangible assets	19.5	20.0	19.5	18.8	32.3
Total risk-based capital (2)	13.4	16.2	17.8	24.7	33.4

(1)	Includes securities purchased under agreements to resell.
(2)	Total risk-based capital ratios are for People’s United Bank and, as such, do not reflect the additional capital residing at People’s United Financial, Inc. People’s United Bank’s December 31, 2008 total risk-based capital ratio is preliminary.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF CONDITION

(in millions)	Dec. 31, 2008	Sept. 30, 2008
Assets
Cash and due from banks	$345.1	$437.5
Short-term investments	1,138.8	2,533.5

Total cash and cash equivalents	1,483.9	2,971.0

Securities:
Trading account securities, at fair value	21.4	33.3
Securities available for sale, at fair value	1,879.4	393.5
Securities held to maturity, at amortized cost	0.9	1.4

Total securities	1,901.7	428.2

Loans:
Commercial real estate	4,967.3	4,871.9
Commercial	4,226.4	4,074.3
Residential mortgage	3,144.6	3,262.3
Consumer	2,227.4	2,122.1

Total loans	14,565.7	14,330.6
Less allowance for loan losses	(157.5)	(154.5)

Total loans, net	14,408.2	14,176.1

Bank-owned life insurance	228.6	227.1
Premises and equipment, net	262.4	265.6
Goodwill and other acquisition-related intangibles	1,535.8	1,536.9
Other assets	347.1	437.1

Total assets	$20,167.7	$20,042.0

Liabilities
Deposits:
Non-interest-bearing	$3,173.4	$3,176.1
Savings, interest-bearing checking and money market	6,214.7	6,115.3
Time	4,881.3	4,860.4

Total deposits	14,269.4	14,151.8

Borrowings:
Federal Home Loan Bank advances	15.1	15.3
Repurchase agreements	156.7	117.6
Other	16.1	19.0

Total borrowings	187.9	151.9

Subordinated notes	180.5	180.2
Other liabilities	354.4	319.5

Total liabilities	14,992.2	14,803.4

Stockholders’ Equity
Common stock ($0.01 par value; 1.95 billion shares authorized;
347.9 million shares and 347.8 million shares issued)	3.5	3.5
Additional paid-in capital	4,485.1	4,475.6
Retained earnings	1,022.6	1,037.6
Treasury stock, at cost (3.2 million shares and 3.2 million shares)	(57.9)	(58.0)
Accumulated other comprehensive loss	(75.4)	(15.9)
Unallocated common stock of Employee Stock Ownership Plan	(202.4)	(204.2)

Total stockholders’ equity	5,175.5	5,238.6

Total liabilities and stockholders’ equity	$20,167.7	$20,042.0

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
(in millions, except per share data)	Dec. 31, 2008	Sept. 30, 2008	June 30, 2008	March 31, 2008	Dec. 31, 2007
Interest and dividend income:
Commercial real estate	$73.7	$75.2	$74.5	$78.0	$31.8
Commercial	55.1	56.8	57.1	60.8	42.3
Residential mortgage	43.2	45.4	48.4	52.9	43.2
Consumer	25.8	27.2	26.8	31.1	21.0

Total interest on loans	197.8	204.6	206.8	222.8	138.3
Short-term investments	6.1	12.5	9.4	18.9	26.0
Securities	8.5	4.8	7.4	10.1	0.9
Securities purchased under agreements to resell	—	0.5	3.9	3.1	15.5

Total interest and dividend income	212.4	222.4	227.5	254.9	180.7

Interest expense:
Deposits	54.6	58.0	65.8	83.7	54.0
Borrowings	0.7	0.8	0.9	1.1	—
Subordinated notes	3.8	3.8	3.8	3.8	1.7

Total interest expense	59.1	62.6	70.5	88.6	55.7

Net interest income	153.3	159.8	157.0	166.3	125.0
Provision for loan losses	8.7	6.8	2.4	8.3	2.9

Net interest income after provision for loan losses	144.6	153.0	154.6	158.0	122.1

Non-interest income:
Investment management fees	9.6	8.9	9.5	8.8	3.1
Insurance revenue	7.3	8.8	8.1	9.1	6.2
Brokerage commissions	3.2	4.1	4.2	4.5	3.4

Total wealth management income	20.1	21.8	21.8	22.4	12.7

Bank service charges	31.5	33.1	32.4	30.7	23.7
Merchant services income	6.6	7.5	7.1	6.4	—
Bank-owned life insurance	1.5	2.1	1.7	3.0	3.1
Net security gains (losses)	0.2	(0.2)	(0.2)	8.5	—
Net gains on sales of residential mortgage loans	0.8	1.5	2.2	2.0	0.6
Other non-interest income	13.0	8.4	8.4	9.3	6.0

Total non-interest income	73.7	74.2	73.4	82.3	46.1

Non-interest expense:
Compensation and benefits	83.2	85.6	86.7	89.1	56.3
Occupancy and equipment	26.5	26.1	26.1	31.6	17.1
Professional and outside service fees	12.8	11.9	11.8	11.5	8.5
Amortization of other acquisition-related intangibles	5.5	5.3	5.3	5.2	0.2
Merger-related expenses	—	—	—	36.5	—
Other non-interest expense	37.5	29.8	33.0	45.3	17.9

Total non-interest expense	165.5	158.7	162.9	219.2	100.0

Income from continuing operations before income tax expense	52.8	68.5	65.1	21.1	68.2
Income tax expense	17.4	22.5	22.1	6.0	22.5

Income from continuing operations	35.4	46.0	43.0	15.1	45.7
Income from discontinued operations, net of tax	—	—	—	—	0.3

Net income	$35.4	$46.0	$43.0	$15.1	$46.0

Diluted earnings per common share:
Income from continuing operations	$0.11	$0.14	$0.13	$0.05	$0.16
Income from discontinued operations	—	—	—	—	—
Net income	0.11	0.14	0.13	0.05	0.16

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Twelve Months Ended
(in millions, except per share data)	Dec. 31, 2008	Dec. 31, 2007
Interest and dividend income:
Commercial real estate	$301.4	$127.7
Commercial	229.8	167.6
Residential mortgage	189.9	183.9
Consumer	110.9	88.9

Total interest on loans	832.0	568.1
Short-term investments	46.9	86.7
Securities	30.8	3.9
Securities purchased under agreements to resell	7.5	48.3

Total interest and dividend income	917.2	707.0

Interest expense:
Deposits	262.1	213.6
Borrowings	3.5	0.2
Subordinated notes	15.2	6.6

Total interest expense	280.8	220.4

Net interest income	636.4	486.6
Provision for loan losses	26.2	8.0

Net interest income after provision for loan losses	610.2	478.6

Non-interest income:
Investment management fees	36.8	12.0
Insurance revenue	33.3	26.8
Brokerage commissions	16.0	13.6

Total wealth management income	86.1	52.4

Bank service charges	127.7	93.1
Merchant services income	27.6	—
Bank-owned life insurance	8.3	10.5
Net security gains	8.3	5.5
Net gains on sales of residential mortgage loans	6.5	3.0
Other non-interest income	39.1	20.9

Total non-interest income	303.6	185.4

Non-interest expense:
Compensation and benefits	344.6	215.6
Occupancy and equipment	110.3	67.1
Contribution to The People’s United Community Foundation	—	60.0
Professional and outside service fees	48.0	28.8
Amortization of other acquisition-related intangibles	21.3	1.0
Merger-related expenses	36.5	—
Other non-interest expense	145.6	66.8

Total non-interest expense	706.3	439.3

Income from continuing operations before income tax expense	207.5	224.7
Income tax expense	68.0	75.5

Income from continuing operations	139.5	149.2
Income from discontinued operations, net of tax	—	1.5

Net income	$139.5	$150.7

Diluted earnings per common share:
Income from continuing operations	$0.42	$0.52
Income from discontinued operations	—	—
Net income	0.42	0.52

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS (1)

	December 31, 2008			September 30, 2008			December 31, 2007
Three months ended (dollars in millions)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Short-term investments	$1,610.0	$6.1	1.52%	$2,235.3	$12.5	2.24%	$2,227.5	$26.0	4.67%
Securities purchased under agreements to resell	—	—	—	89.6	0.5	2.05	1,323.4	15.5	4.66
Securities (2)	1,393.1	8.5	2.43	714.9	4.8	2.72	63.9	0.9	5.64
Loans:
Commercial real estate	4,897.3	74.7	6.11	4,837.1	76.2	6.29	1,837.8	31.8	6.93
Commercial	4,105.9	55.1	5.37	4,035.3	56.8	5.63	2,504.2	42.3	6.76
Residential mortgage	3,189.7	43.2	5.42	3,360.5	45.4	5.40	3,279.0	43.2	5.27
Consumer	2,177.6	25.8	4.73	2,076.9	27.2	5.25	1,248.3	21.0	6.74

Total loans	14,370.5	198.8	5.53	14,309.8	205.6	5.75	8,869.3	138.3	6.24

Total earning assets	17,373.6	$213.4	4.91%	17,349.6	$223.4	5.15%	12,484.1	$180.7	5.79%

Other assets	2,682.9			2,707.4			961.8

Total assets	$20,056.5			$20,057.0			$13,445.9

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$3,096.1	$—	—%	$3,137.6	$—	—%	$2,051.4	$—	—%
Savings, interest-bearing checking and money market	6,143.6	16.6	1.08	6,170.7	18.2	1.18	2,998.3	11.1	1.48
Time	4,877.1	38.0	3.11	4,884.6	39.8	3.26	3,703.3	42.9	4.63

Total deposits	14,116.8	54.6	1.55	14,192.9	58.0	1.63	8,753.0	54.0	2.47

Borrowings:
Federal Home Loan Bank advances	15.1	0.2	5.32	15.3	0.2	5.31	—	—	—
Repurchase agreements	151.1	0.4	1.11	113.5	0.4	1.65	—	—	—
Federal funds purchased/Other	15.8	0.1	2.93	18.0	0.2	3.79	—	—	—

Total borrowings	182.0	0.7	1.62	146.8	0.8	2.29	—	—	—

Subordinated notes	180.3	3.8	8.39	180.0	3.8	8.41	65.4	1.7	10.15

Total funding liabilities	14,479.1	$59.1	1.63%	14,519.7	$62.6	1.73%	8,818.4	$55.7	2.53%

Other liabilities	347.5			333.1			188.0

Total liabilities	14,826.6			14,852.8			9,006.4
Stockholders' equity	5,229.9			5,204.2			4,439.5

Total liabilities and stockholders’ equity	$20,056.5			$20,057.0			$13,445.9

Excess of earning assets over funding liabilities	$2,894.5			$2,829.9			$3,665.7

Net interest income/spread (3)		$154.3	3.28%		$160.8	3.42%		$125.0	3.26%

Net interest margin			3.55%			3.71%			4.01%

(1)	Average yields earned and rates paid are annualized.
(2)	Average balances and yields for securities available for sale are based on amortized cost.
(3)	The FTE adjustment was $1.0 million for both the three months ended December 31, 2008 and September 30, 2008 (none for the three months ended December 31, 2007).

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS

	December 31, 2008			December 31, 2007
Twelve months ended (dollars in millions)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

Assets:
Short-term investments	$1,946.7	$46.9	2.41%	$1,709.4	$86.7	5.07%
Securities purchased under agreements to resell	310.2	7.5	2.43	959.1	48.3	5.03
Securities (1)	1,009.1	30.8	3.05	69.2	3.9	5.62
Loans:
Commercial real estate	4,820.8	305.3	6.33	1,807.3	127.7	7.07
Commercial	4,011.1	229.8	5.73	2,441.5	167.6	6.86
Residential mortgage	3,519.9	189.9	5.40	3,550.3	183.9	5.18
Consumer	2,058.4	110.9	5.39	1,268.9	88.9	7.01

Total loans	14,410.2	835.9	5.80	9,068.0	568.1	6.27

Total earning assets	17,676.2	$921.1	5.21%	11,805.7	$707.0	5.99%

Other assets	2,696.8			945.6

Total assets	$20,373.0			$12,751.3

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$3,137.9	$—	—%	$2,111.4	$—	—%
Savings, interest-bearing checking and money market	6,203.9	78.5	1.27	3,186.3	47.5	1.49
Time	5,125.0	183.6	3.58	3,639.0	166.1	4.56

Total deposits	14,466.8	262.1	1.81	8,936.7	213.6	2.39

Borrowings:
Federal Home Loan Bank advances	16.2	0.8	5.16	0.1	—	5.04
Repurchase agreements	123.0	2.1	1.72	—	—	—
Federal funds purchased/Other	19.1	0.6	3.01	3.3	0.2	5.23

Total borrowings	158.3	3.5	2.23	3.4	0.2	5.23

Subordinated notes	181.4	15.2	8.34	65.3	6.6	10.15

Total funding liabilities	14,806.5	$280.8	1.90%	9,005.4	$220.4	2.45%

Other liabilities	353.9			168.9

Total liabilities	15,160.4			9,174.3
Stockholders’ equity	5,212.6			3,577.0

Total liabilities and stockholders’ equity	$20,373.0			$12,751.3

Excess of earning assets over funding liabilities	$2,869.7			$2,800.3

Net interest income/spread (2)		$640.3	3.31%		$486.6	3.54%

Net interest margin			3.62%			4.12%

(1)	Average balances and yields for securities available for sale are based on amortized cost.
(2)	The FTE adjustment was $3.9 million for the twelve months ended December 31, 2008 (none for the twelve months ended December 31, 2007).

People’s United Financial, Inc.

NON-PERFORMING ASSETS

(dollars in millions)	Dec. 31, 2008	Sept. 30, 2008	June 30, 2008	March 31, 2008	Dec. 31, 2007
Non-accrual loans:
Commercial real estate	$29.8	$29.9	$31.9	$27.8	$3.7
Residential mortgage	24.2	21.1	18.3	15.0	8.9
Commercial	21.1	23.9	23.4	12.8	1.3
PCLC	5.8	6.9	6.4	2.7	3.1
Consumer	3.3	3.2	3.1	3.8	3.3
Indirect auto	0.1	0.1	—	—	—

Total non-accrual loans (1)	84.3	85.1	83.1	62.1	20.3
Real estate owned (“REO”) and repossessed assets, net	9.4	6.3	3.3	4.9	5.8

Total non-performing assets	$93.7	$91.4	$86.4	$67.0	$26.1

Non-performing loans as a percentage of total loans	0.58%	0.59%	0.58%	0.43%	0.23%
Non-performing assets as a percentage of:
Total loans, REO and repossessed assets	0.64	0.64	0.60	0.46	0.29
Stockholders’ equity and allowance for loan losses	1.76	1.70	1.61	1.25	0.58

(1)	Reported net of government guarantees totaling $6.5 million at December 31, 2008, $6.4 million at September 30, 2008, $6.6 million at June 30, 2008 and $5.0 million at March 31, 2008 (none at December 31, 2007).

PROVISION AND ALLOWANCE FOR LOAN LOSSES

	Three Months Ended
(in millions)	Dec. 31, 2008	Sept. 30, 2008	June 30, 2008	March 31, 2008	Dec. 31, 2007
Balance at beginning of period	$154.5	$151.7	$151.7	$72.7	$73.5
Charge-offs	(6.9)	(5.0)	(3.6)	(3.7)	(4.1)
Recoveries	1.2	1.0	1.2	0.9	0.4

Net loan charge-offs	(5.7)	(4.0)	(2.4)	(2.8)	(3.7)
Provision for loan losses	8.7	6.8	2.4	8.3	2.9
Allowance recorded in the Chittenden acquisition	—	—	—	73.5	—

Balance at end of period	$157.5	$154.5	$151.7	$151.7	$72.7

Allowance for loan losses as a percentage of:
Total loans	1.08%	1.08%	1.06%	1.05%	0.81%
Non-performing loans	186.8	181.6	182.6	244.3	357.8

NET LOAN CHARGE-OFFS (RECOVERIES)

	Three Months Ended
(in millions)	Dec. 31, 2008	Sept. 30, 2008	June 30, 2008	March 31, 2008	Dec. 31, 2007
Commercial real estate	$1.5	$1.2	$0.5	$—	$—
Commercial	1.2	1.1	0.8	1.2	2.5
Consumer	0.9	0.6	0.7	0.6	0.6
Residential mortgage	0.8	0.1	—	0.2	—
Indirect auto	0.8	0.8	0.3	0.4	—
PCLC	0.5	0.2	0.1	0.4	0.6

Total	$5.7	$4.0	$2.4	$2.8	$3.7

Net loan charge-offs to average loans (annualized)	0.16%	0.11%	0.07%	0.08%	0.17%